CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Light Savers U.S.A., Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Light Savers U.S.A., Inc. on Form S-3 of our report dated April 12, 1996, relating to the financial statements of AGF Interior Services Co. (dba Hospitality Restoration and Builders) appearing in the Annual Report on Form 10-KSB of Light Savers U.S.A., Inc. for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                  /s/ BDO Seidman, LLP
                                                  --------------------
                                                  BDO Seidman, LLP

New York, New York
May 31, 1996